UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 5, 2020

CADENCE DESIGN SYSTEMS INC

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-15867	00-0000000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2655 Seely Avenue, San Jose, California 95134

(Address of Principal Executive Offices) (Zip Code)

(408) 943-1234

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CDNS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 5, 2020, the Board of Directors of Cadence Design Systems, Inc. (“Cadence”) approved and adopted an amendment and restatement to Cadence’s Bylaws (the “Bylaws”), which became effective immediately.    The Bylaws were amended and restated as follows:

•	Special Meeting of Stockholders.

•	Amended Article I, Section 1.3 to provide that the Secretary of Cadence shall call a special meeting of stockholders upon the request of a stockholder, or group of stockholders, owning at least 25% of the Company’s outstanding stock for at least one year, provided that the stockholder or stockholders satisfy the requirements specified in the Bylaws. Previously, only the Board of Directors, the Chairman of the Board or the Chief Executive Officer of Cadence could call a special meeting of stockholders.

•	Amended Article I, Section 1.12 to clarify what business may be conducted at a stockholder-requested special meeting of stockholders.

•	Other Amendments. Included certain other ministerial changes, clarifications, and other conforming revisions.

The foregoing summary does not purport to be a complete description of the amendments made to the Bylaws. It is qualified in its entirety by reference to the Bylaws, attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.01	Amended and Restated Bylaws of Cadence Design Systems, Inc., effective February 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2020

CADENCE DESIGN SYSTEMS, INC.

By:	/s/ James J. Cowie
James J. Cowie
Senior Vice President, General Counsel and Secretary

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